News Release

Lawson Products, Inc. Announces

Offer to Purchase Common Stock and

Organizational Changes

-- Lawson to offer to purchase up to 1 million common shares in modified “Dutch Auction” tender offer

-- President and COO Jeffrey B. Belford announces retirement

-- EVP Thomas Neri named as successor

-- Robert J. Washlow remains Chairman and CEO

-- Expansion of Reno, Nevada, distribution center to commence

-- Forty employees scheduled to depart by end of 2006 in process improvement initiative

Des Plaines, Ill., Sept. 6, 2006 – Lawson Products, Inc. (Nasdaq: LAWS, the “Company”), an international distributor of services, systems and products to the MRO and OEM marketplaces, announced today that its Board of Directors has authorized the repurchase of up to 1 million shares or up to approximately 11% of its common stock in a modified “Dutch Auction” tender offer. The Company intends to commence the tender offer on September 8, 2006 and the tender offer will expire at midnight on October 5, 2006. In the tender offer, shareholders will have the opportunity to tender some or all of their shares at a price not less than $37.50 per share or more than $43.00 per share, subject to the terms and provisions of the tender offer.

“We believe this proposed investment by and in our Family of Businesses reflects the very high degree of confidence we have in this Company and its people,” said Robert J. Washlow, Chairman and CEO. “We believe that the offer to purchase shares demonstrates a show of support for our sales forces, operations and distribution teams, and for our management teams in their efforts to grow the Company and increase shareholder value.”

The Company’s directors and executive officers have advised that they do not intend to tender any shares in the tender offer. In addition, the members of the Port family, including their affiliated partnerships, have advised us that they do not intend to tender any shares in the tender offer.

Based on the minimum and maximum offering prices specified in the offer, the aggregate purchase price of 1 million shares would range from $37,500,000 to $43,000,000 in total value. Based on the number of shares tendered and prices specified by the tendering shareholders, Lawson will determine the lowest per share price within the range that will enable it to buy 1 million in shares or such lesser number of shares as are properly tendered. The tender offer will be funded through net cash provided by borrowings under the Company’s existing credit facility. The Company intends to maintain its current cash dividends.

The tender offer will not be conditioned upon any minimum number of shares being tendered or on Lawson obtaining financing. The tender offer will, however, be subject to other conditions to be specified in the formal tender offer materials. Specific instructions and a complete explanation of the terms and conditions of the tender offer will be in the offer to purchase and related materials which will be mailed to shareholders of record in connection with the tender offer.

Credit Suisse Securities (USA) LLC will be acting as dealer manager for the tender offer. Neither the Company nor its board of directors, dealer manager, depositary, or information agent are making any recommendation to shareholders as to whether to tender their shares or as to the price at which to tender their shares. Shareholders must decide how many shares they will tender, if any, and the price, within the stated range, at which they will offer their shares for purchase by the Company.

In other news, Lawson announced that President and COO, Jeffrey B. Belford, will retire on Jan. 5, 2007, after more than 26 years with the organization. Thomas Neri, who has served as Lawson’s Executive Vice President, Finance, Planning and Corporate Development since joining the Company in 2003, will assume the role of COO effective immediately. Mr. Neri will officially take on the role of President and COO beginning Jan. 5, 2007. Robert J. Washlow will remain as Chairman and CEO.

“Jeff has been instrumental in building this Company into a family of nine specialized business units serving hundreds of thousands of customers across North America and in certain international locations,” said Mr. Washlow. “I want to personally thank Jeff for his contributions in helping the Company to break the $500 million sales level and expand our network of state-of-the-art distribution centers. Jeff’s integrity and unwavering commitment to our businesses serves as a strong example to others in the organization.”

Until his retirement, Mr. Belford will oversee the creation of the largest distribution center in the history of the Lawson Family of Businesses. The Company is commencing construction to more than double the size of its existing facility in Reno, Nevada, to approximately 250,000 square feet by mid-2007. Distribution center expansion has been a key component of the significant investments the Company has made resulting in the addition of more than 200 positions over the last two years.

“Late last year, Mr. Neri relinquished the duties of CFO and Treasurer to focus more closely on business strategy and growth opportunities for Lawson. Tom is a crucial member of the management team helping to shape the future of Lawson,” Mr. Washlow added. “Since joining the Company, Tom has demonstrated the leadership ability and strategic thinking which make him well-suited to serve as Lawson’s next COO and President.”

Although opportunities continue to materialize in several areas of the organization, Lawson has been compelled to eliminate those elements of the business which have become outmoded. In addition, the Company has streamlined its distribution processes to improve efficiencies and has upgraded several components of its information systems. These actions have resulted in the pending departure of approximately 40 employees who will leave the Company between now and the end of 2006.

“Each of these departing colleagues has been responsible and loyal to our business in every respect,” added Mr. Washlow. “However, changes in the way we do business today have dictated that we make certain process improvements to operate more efficiently. Although designed to promote future growth, these changes are often painful.”

About Lawson Products, Inc.

Lawson Products is an international leader in selling and distributing services, systems and products to the industrial, commercial and institutional maintenance, repair and replacement (MRO) market. The Company also manufacturers, sells and distributes production and specialized component parts and provides services and systems to the original equipment marketplace (OEM) including the automotive, appliance, aerospace, construction and transportation industries.

This release contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues”, “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: the impact of governmental investigations, such as the investigation of the Company by U.S. Attorney’s office for the Northern District of Illinois; excess and obsolete inventory; disruptions of the Company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the Company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the Company’s “Risk Factors” set forth in its Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to buy the Company’s common stock will only be made pursuant to the Offer to Purchase and related materials that the Company will send to its shareholders. Shareholders should read those materials carefully when they become available because they will contain important information, including the various terms and conditions to the tender offer. Shareholders will be able to obtain copies of the Offer to Purchase, related materials filed by the Company as part of the statement on Schedule “TO” and other documents filed with the Securities and Exchange Commission through the Commission’s internet address at http://www.sec.gov without charge when these documents become available. Shareholders and investors may also obtain a copy of these documents, as well as any other documents the Company has filed with the Securities and Exchange Commission, without charge, from the Company or at the Investor Relations section of the Company’s website: www.lawsonproducts.com. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer. Shareholders and investors who have questions or need assistance may call Morrow & Co., Inc., the information agent for the tender offer, toll free at 800-607-0088.

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